UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

Home Bistro, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56222	27-1517938
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4014 Chase Avenue, #212, Miami Beach, FL 33140

Phone: (631) 964-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2022, Home Bistro, Inc., a Nevada corporation (the “Company”), filed a Certificate of Change pursuant to Nevada Revised Statutes (“NRS”) 78.207 with the Nevada Secretary of State to effect a reverse stock split of the outstanding shares of common stock, par value $0.001 per shares, and the proportional decrease of the Company’s authorized shares of common stock at a ratio of one-for-fifty (50) (the “Reverse Stock Split”).

The Reverse Stock Split was authorized by the Board of Directors of the Company pursuant to Section 78.207 of the NRS on October 20, 2022 and, pursuant to the Certificate of Change, became effective as of 12:01 a.m., Pacific Time, on October 26, 2022 (the “Record Date”). No fractional shares will be issued in connection with the Reverse Stock Split and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock. As amended by the Certificate of Change, the Company’s Articles of Incorporation now provide that the Company is authorized to issue up to 20,000,000 shares of common stock and up to 20,000,000 shares of preferred stock ($0.001 par value per share).

Beginning on the Record Date, the CUSIP number for the Company’s common stock will be 42706U 209.

On the Record Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by fifty (50) and multiplying the exercise or conversion price thereof by fifty (50), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

The Company intends to treat stockholders holding shares of common stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. Stockholders who are holding their shares of Common Stock in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders who are holding their shares of common stock electronically in direct registered book-entry form (“DRS”) with Nevada Agency and Transfer Company, the Company’s transfer agent (the “Transfer Agent”), will not need to take action. The Reverse Stock Split will automatically be reflected in the Transfer Agent’s records and on such stockholders’ next account statement.

Stockholders holding paper certificates may (but are not required to) exchange their stock certificates for post-split shares of common stock held electronically in DRS book-entry form, which means they will not receive physical stock certificates and will receive a statement of account and instructions from the Transfer Agent regarding the transition to book-entry share registration. To obtain a Letter of Transmittal or for instructions on how a stockholder should surrender his, her or its certificates representing pre-split shares of common stock to the Transfer Agent in exchange for post-split shares in DRS book-entry form, please contact the Transfer Agent at (775) 322-0626.

The description contained herein of the Reverse Stock Split and proportional decrease of the Company’s authorized shares of common stock is qualified in its entirety by reference to the Certificate of Change, a copy of which is attached to this report as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exh. No.	Description
3.1	Certificate of Change
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 104)

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Bistro, Inc.

Dated: October 26, 2022	By:	/s/ Zalmi Duchman
Zalmi Duchman
Chief Executive Officer

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